EXHIBIT 99.1

AMCORE Financial, Inc. Reports 3rd Quarter Results

ROCKFORD, Ill., Oct. 27, 2009 (GLOBE NEWSWIRE) -- AMCORE Financial, Inc. (Nasdaq:AMFI) today announced financial results for the third quarter 2009.

            (Numbers in Thousands, Except Per Share Data)

                  3rd quarter 2009  2nd quarter 2009  3rd quarter 2008

 Net Revenues              $34,695           $47,198           $52,507
 Net (Loss)              ($156,395)         ($10,724)         ($17,987)
 Diluted Shares             22,976            22,768            22,647
 Diluted EPS                ($6.81)           ($0.47)           ($0.79)

AMCORE reported a net loss of ($156.4) million for third quarter 2009, compared to a net loss of ($10.7) million in the previous quarter and a net loss of ($18.0) million in the prior-year period. The third quarter loss includes two significant items: first, a $60 million provision for loan losses; and second, a $92 million net tax provision reflecting a $118 million valuation allowance for deferred tax assets recorded for the quarter. The resulting loss per diluted share was ($6.81) for third quarter 2009, which compares to a loss of ($0.47) in the previous quarter and a loss of ($0.79) per diluted share in third quarter 2008. As a result, AMCORE is undercapitalized or significantly undercapitalized under some regulatory capital standards at the consolidated and bank levels; however the bank's Tier 1 capital remains adequately capitalized.

"On a net basis after charge-offs and settlements, delinquencies and non-performing loans have remained about flat with second quarter's level. We aggressively charged-off almost $60 million of non-performing loans, and we have reduced the total loan portfolio almost $900 million during the last seven quarters," said William R. McManaman, Chairman and CEO of AMCORE. "However, the decreased values of collateral supporting our non-performing loans necessitated a large increase in the loan loss provision. Additionally, we took a necessary accounting action to establish a deferred tax valuation allowance reflecting the uncertainty surrounding the realization of those tax benefits. That charge alone increased the net loss per share $5.14 and represented 75 percent of the loss for the quarter."

The sum of AMCORE's regulatory bank capital and reserves was $430 million at the beginning of the quarter and $350 million at the end of the quarter. Potential future credit losses can ultimately be absorbed from these sources.

Additionally, liquidity continues to exceed $500 million. Also, significant progress was made reducing core expenses $25 million on an annualized basis.

"We value the hard and diligent work of our employees who have established a new credit culture appropriate for this economic environment. Our people have built on our legacy of customer commitment and hard work, and they remain focused on addressing our non-performing loans and continuing to improve our relationship with our loyal customers. We have been blessed with the staunch support of the communities and customers throughout our footprint, and for that, we are proud and grateful."

With our customers' protection and security at the forefront of our commitments, AMCORE has chosen to continue participating in the FDIC's Transaction Account Guarantee Program where the entire amount in all noninterest-bearing deposit accounts for participating banks are fully guaranteed by the FDIC through June 30, 2010. This is in addition to, and separate from, the $250,000 coverage available under the FDIC's general deposit insurance rules which are in effect until December 31, 2013.

"We have had, and continue to have, discussions with numerous sources for capital. Currently, however, capital markets remain largely inaccessible to small and mid-size banks with our profile," said Mr. McManaman. "Nevertheless, we will continue to pursue all capital raising activities, including exploring additional government programs recently announced targeting small and mid-size banks."

Headlines

  * Net Interest Income - Net interest income was $18.0 million or
    1.67 percent of average earning assets in third quarter 2009, compared to $18.7 million or 1.59 percent of average earning assets in second quarter 2009 and $32.3 million or 2.76 percent of average earning assets in third quarter 2008. In the third quarter
    2009, investment proceeds were used to pay off wholesale funding.
    Quarter over quarter, this resulted in a decrease in margin dollars and an increase in margin percent. The decrease in margin from a year ago was primarily due to the cost of building
    liquidity and the higher level of non-accrual loans.

    -- Average loan balances decreased seven percent, or $260 million, to $3.2 billion compared to second quarter 2009, while ending balances decreased $748 million, or 20 percent, to $3.0 billion from December 31, 2008.  The decreases were mainly the result of strategic actions taken by the Company to reduce its
       non-relationship credits.

    -- Average bank issued deposits decreased five percent, or $151 million, primarily due to seasonal increases in public funds in the prior quarter. Ending balances increased $57 million, or two percent, to $2.9 billion from December 31, 2008 reflecting efforts to increase liquidity, primarily in non-interest
       bearing and time deposits.

    -- Average investment securities and short-term investments decreased a combined $248 million compared to second quarter
       2009.  Ending balances increased a combined $147 million from
       December 31, 2008. The decreases from the previous quarter reflect the usage of investment portfolio proceeds to pay down wholesale funding.

    -- As part of its continued liquidity management efforts, AMCORE maintained cash equivalents and other liquid assets of
       approximately $575 million at quarter end compared to $650 million for the previous quarter.

  * Provision for Loan Losses and Credit Quality - Provision for loan losses was $60.3 million, a $43.3 million increase from $17 million in second quarter 2009 and a $12.3 million, or 26 percent, increase from $48 million in third quarter 2008.

    -- Non-performing loans, net of charge-offs and settlements, were
       $431 million at September 30, 2009, compared to $416 million at
       June 30, 2009 and $191 million at September 30, 2008.  For the past two quarters, AMCORE's non-performing loans have increased three percent, which has been the lowest net increase since third quarter 2007.

    -- Delinquencies declined by $5 million, or eight percent, to $57 million compared to second quarter 2009, their lowest level since third quarter 2007.

    -- Net charge-offs were $59.4 million compared to $20.7 million in second quarter 2009 and $26.8 million in third quarter 2008.
       Charge-offs increased reflecting ultimate losses that were required for non-performing loans that are collateral dependent.

    -- The allowance to total loans was 5.35 percent at September 30,
       2009, up from 4.81 percent at June 30, 2009 and up from 3.54 percent at September 30, 2008.

    -- The percentage of total non-accrual loans to total loans was
       13.7 percent at September 30, 2009, up from 12.3 percent at
       June 30, 2009 and 5.0 percent at September 30, 2008.  The
       percentage increase from second quarter 2009 was primarily due to the decline in overall loan balances.

  * Non-interest Income - Non-interest income was $16.7 million in the third quarter 2009 compared to $28.5 million in second quarter
    2009 and $20.2 million in the third quarter 2008.

    -- The decline is due primarily to a $12.9 million security gain in the previous quarter, compared to $1.5 million gain in third quarter 2009 and none in third quarter 2008.

    -- Excluding security gains, non-interest income was essentially flat compared to the previous quarter.

  * Operating Expenses - Operating expense was $38.7 million in the third quarter 2009 compared to $48.5 million in the second quarter
    2009 and $38.4 million in the third quarter 2008.

    -- Third quarter 2009 included $6.1 million of other loan related expenses including processing and collection expenses and
       foreclosed property expenses.  This compares to $4.3 million in the second quarter 2009 and $1.7 million in the third quarter
       2008.

    -- The previous quarter included $9.7 million in higher expenses relating to debt extinguishment costs, special FDIC insurance assessments and severance related to the corporate
       restructuring.

    -- Corporate restructuring and other cost reduction measures that the Company has taken over the past year has improved the
       efficiency of operations. Core operating costs, excluding
       restructuring and loan related costs as well as regular FDIC insurance costs, have declined approximately $25 million on an annualized basis.

  * Tax Valuation Allowance - At September 30, 2009, AMCORE evaluated the expected realization of its deferred tax assets totaling $118 million, primarily comprised of future tax benefits associated with the allowance for loan losses and net operating loss
    carryforwards, and concluded that a valuation allowance was required.

    -- During third quarter 2009, income tax expense of $92.1 million was recorded, which includes the recognition of a $118 million non-cash charge to establish a valuation allowance for deferred tax assets.

  * Capital - The Company at the consolidated level is significantly undercapitalized for all three regulatory capital ratios, which is the result of the losses for the quarter and technical limitations that now restrict the inclusion of certain components in
    regulatory capital.  The Bank is significantly undercapitalized for only its leverage ratio, undercapitalized for its total capital ratio, and adequately capitalized for its Tier 1 capital ratio.  The Bank's total capital was $224 million as of September
    30, 2009.

    -- The leveraged capital ratio reflects, in part, the effect of maintaining high liquidity. The Company has estimated this ratio at the bank level may improve to undercapitalized after the branch sales are completed in November.

    -- As a result of dropping below adequately capitalized, the Bank, among other limitations, continues to be prohibited from
       accepting or renewing brokered deposits and cannot pay
       excessive interest rates on deposits.  This will continue to have an impact on the Bank's liquidity particularly as current brokered deposits mature.

    -- As a result of dropping below adequately capitalized at the consolidated level, the parent company is in technical default under its credit agreement with JPMorgan Chase Bank, N.A.
       AMCORE is and has been current with all its payments due under that facility. AMCORE previously received a waiver from JP
       Morgan on July 31 when it was previously in technical default.
       AMCORE paid down the $20 million loan to $12.5 million and the maturity was extended to April 2011. Both parties continue to work cooperatively.

    -- AMCORE has not received a formal response from its regulators regarding its capital plan. AMCORE submitted its plan and
       continues to work to implement that plan, including the branch sales that are expected to be completed in November.

Additional financial data for the Company's earnings call will be available in the presentation section of the Investor Relations page on the Company's website at www.AMCORE.com.

ABOUT AMCORE

AMCORE Financial, Inc. is headquartered in Northern Illinois and has banking assets of $4.4 billion with 73 locations in Illinois and Wisconsin. AMCORE provides a full range of consumer and commercial banking services, a variety of mortgage lending products and wealth management services including trust, brokerage, private banking, financial planning, investment management, insurance and comprehensive retirement plan services.

AMCORE common stock is listed on The NASDAQ Stock Market under the symbol "AMFI." Further information about AMCORE Financial, Inc. can be found at the Company's website at www.AMCORE.com.

FORWARD LOOKING STATEMENTS

This news release contains, and our periodic filings with the Securities and Exchange Commission and written or oral statements made by the Company's officers and directors to the press, potential investors, securities analysts and others will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of AMCORE. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. These statements are based upon beliefs and assumptions of AMCORE's management and on information currently available to such management. The use of the words "believe", "expect", "anticipate", "plan", "estimate", "should", "may", "will" or similar expressions identify forward-looking statements. Forward-looking statements speak only as of the date they are made, and AMCORE undertakes no obligation to update publicly any forward-looking statements in light of new information or future events.

Contemplated, projected, forecasted or estimated results in such forward-looking statements involve certain inherent risks and uncertainties. A number of factors - many of which are beyond the ability of the Company to control or predict - could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following possibilities: (I) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the formation of new products by new or existing competitors; (II) adverse state, local and federal legislation and regulation or adverse findings or rulings made by local, state or federal regulators or agencies regarding AMCORE and its operations; (III) failure to obtain new customers and retain existing customers and related deposit relationships; (IV) inability to carry out marketing and/or expansion plans; (V) ability to attract and retain key executives or personnel; (VI) changes in interest rates including the effect of prepayments; (VII) general economic and business conditions which are less favorable than expected; (VIII) equity and fixed income market fluctuations; (IX) unanticipated changes in industry trends; (X) unanticipated changes in credit quality and risk factors; (XI) success in gaining regulatory approvals when required; (XII) changes in Federal Reserve Board monetary policies; (XIII) unexpected outcomes on existing or new litigation in which AMCORE, its subsidiaries, officers, directors or employees are named defendants; (XIV) technological changes; (XV) changes in accounting principles generally accepted in the United States of America; (XVI) changes in assumptions or conditions affecting the application of "critical accounting estimates"; (XVII) inability of third-party vendors to perform critical services for the Company or its customers; (XVIII) disruption of operations caused by the conversion and installation of data processing systems; (XIX) adverse economic or business conditions affecting specific loan portfolio types in which the Company has a concentration, such as construction, land development and other land loans; (XX) zoning restrictions or other limitations at the local level, which could prevent limited branch offices from transitioning to full-service facilities; (XXI) possible changes in the creditworthiness of customers and value of collateral and the possible impairment of collectibility of loans;(XXII) changes in lending terms to the Company and the Bank by the Federal Reserve, Federal Home Loan Bank, or any other regulatory agency or third party; and, (XXIII) the recently enacted Emergency Economic Stabilization Act of 2008, and the various programs the U.S. Treasury and the banking regulators are implementing to address capital and liquidity issues in the banking system, all of which may have significant effects on the Company and the financial services industry, the exact nature and extent of which cannot be determined at this time, and (XXIV) failure by the Company to comply with the provisions of any regulatory order or agreement to which the Company is subject could result in additional and material enforcement actions by the applicable regulatory agencies.

                           AMCORE Financial, Inc.
                       CONSOLIDATED FINANCIAL SUMMARY
                               (Unaudited)

 ---------------------------------------------------------------------
 ($ in
 000's
 except
 per                                                               3Q
 share                                                             09/
 data)                                                       3Q/2Q  08
 ---------- 3rd Qtr.  2nd Qtr.  1st Qtr.  4th Qtr.  3rd Qtr. Inc   Inc
 SHARE DATA   2009      2009      2009      2008      2008   (Dec)(Dec)
 ---------------------------------------------------------------------
 Diluted
  earnings
  per share$   (6.81) $ (0.47)  $  (1.34) $  (1.42) $  (0.79) N/M  N/M
 Cash
  dividends$      --  $     --  $     --  $     --  $  0.049   0%(100%)
 Book value$    2.91  $   9.70  $  10.66  $  11.55  $  12.74 (70%)(77%)
 Average
  diluted
  shares
  out-
  standing    22,976    22,768    22,683    22,652    22,647    1%   1%
 Ending
  shares
  out-
  standing    23,069    22,869    22,738    22,682    22,655    1%   2%

 ----------
 INCOME
 STATEMENT
 ----------

 Total
  interest
  income    $ 45,530  $ 49,425  $ 53,878  $ 61,415  $ 66,452  (8%)(31%)
 Total
  interest
  expense     27,542    30,761    31,412    34,467    34,190 (10%)(19%)
           -----------------------------------------------------------
 Net
  interest
  income      17,988    18,664    22,466    26,948    32,262  (4%)(44%)

 Provision
  for loan
  losses      60,254    17,000    62,743    57,487    48,000  N/M   26%

 Non-
 interest
 income:
  Investment
   management
   & trust     3,398     3,544     3,004     3,661     3,907  (4%)(13%)
  Service
   charges
   on
   deposits    7,165     7,003     6,377     8,075     9,152   2% (22%)
  Company
   owned
   life
   insurance   1,346     1,081     1,016       997     1,227  25%  10%
  Brokerage
   com-
   mission       610       770       756       739       963 (21%)(37%)
  Bankcard
   fee
   income      2,073     2,116     1,999     2,062     2,241 (2%) (7%)
  Net
   security
   gains       1,471    12,867     6,911     1,008        -- (89%) 0%
  Other          644     1,153     1,328       383     2,755 (44%)(77%)
           -----------------------------------------------------------
 Total
  non-
  interest
  income      16,707    28,534    21,391    16,925    20,245 (41%)(17%)

 Operating
 expenses:
  Personnel
   costs      16,450    19,106    20,806    21,171    21,328 (14%)(23%)
  Net
   occup-
   ancy &
   equip-
   ment        6,087     6,049     6,467     6,677     6,469   1%  (6%)
  Data
   process-
   ing           702       617       791       733       715  14%  (2%)
  Profess-
   ional
   fees        1,609     1,521     1,878     2,141     1,981   6% (19%)
  Insurance
   expense     4,524     7,853     2,411     1,453     1,255 (42%) N/M
  Communi-
   cation      1,097     1,056     1,150     1,176     1,318   4% (17%)
  Loan
   process-
   ing
   and
   collect-
   ion
   expense     2,106     2,998     2,054     2,150     1,262 (30%) 67%
  Provision
   for
   unfunded
   commit-
   ment
   losses       (719)       81       298     1,443       257  N/M  N/M
  Other        6,879     9,259     3,586     3,990     3,779  (26%) 82%
           -----------------------------------------------------------
 Total
 operating
 expenses     38,735    48,540    39,441    40,934    38,364  (20%)  1%
           -----------------------------------------------------------

 Loss
  before
  income
  taxes      (64,294)  (18,342)  (58,327)  (54,548)  (33,857) N/M (90%)
  Income
   tax
   expense
   (benefit)  92,101    (7,618)  (27,929)  (22,429)  (15,870) N/M N/M
           -----------------------------------------------------------
 Net Loss  $(156,395) $(10,724) $(30,398) $(32,119) $(17,987) N/M N/M
           ===========================================================

 ---------------------------------------------------------------------
 KEY         3rd     2nd     1st     4th     3rd    Basis  Basis
  RATIOS     Qtr.    Qtr.    Qtr.    Qtr.    Qtr.   Point  Point
  AND DATA   2009    2009    2009    2008    2008   Change Change
 ---------------------------------------------------------------------
 Net
  interest
  margin
  (FTE)       1.67%   1.59%  1.94%    2.37%   2.76%      8   (109)

 Return on
  average
  assets    -13.29%  -0.84%  -2.40%  -2.54%  -1.40%    N/M    N/M
 Return on
  average
  equity   -283.42% -18.14% -48.24% -44.78% -22.77%    N/M    N/M
 Efficiency
  ratio     111.64% 102.84%  89.93%  93.30%  73.06%    N/M    N/M
 Equity/
  assets
  (end of
  period)     1.54%   4.54%   4.58%   5.21%   5.76%   (300)  (422)

 Allowance
  to loans
  (end of
  period)     5.35%   4.81%   4.61%   3.60%   3.54%     54    181
 Allowance
  to non-
  accrual
  loans         39%     39%     42%     45%     71%     (9)   N/M
 Allowance
  to non-
  performing
  loans         38%     39%     41%     44%     70%   (111)   N/M
 Non-accrual
  loans
  to loans   13.72%  12.31%  10.93%   8.03%   4.99%    141    N/M
 Non-
  performing
  assets to
  total
  assets     10.41%   9.01%   7.88%   6.56%   4.03%    140    N/M

 ($ in
  millions)
 Total
  assets
  under
  admini-
  stration  $2,040  $1,967  $1,882  $1,999  $2,247      4%    (9%)
 Mortgage
  loans
  closed    $   44  $   97  $  113  $   27  $   38    (55%)   16%

 N/M = not meaningful

 AMCORE Financial, Inc.
 CONSOLIDATED FINANCIAL SUMMARY (cont.)
 (Unaudited)

 ($ in 000's)
 ---------------------------------------------------------------------
 AVERAGE BALANCE      3rd Qtr.     2nd Qtr.     1st Qtr.     4th Qtr.
  SHEET                2009         2009         2009         2008
 ---------------------------------------------------------------------
 Assets:
 Investment
  securities,
  at cost           $   810,586  $   828,945  $   725,592  $   846,415
 Short-term
  investments           282,342      512,465      343,098       29,590
 Loans held
  for sale               54,822       12,501       14,671        2,862
 Loans:
   Commercial           588,711      679,581      739,413      773,736
   Commercial
    real
    estate            1,915,212    2,030,676    2,180,385    2,222,806
   Residential
    real
    estate              401,388      428,024      441,809      445,372
   Consumer             316,724      343,565      373,946      369,654
                    --------------------------------------------------
     Total
      loans         $ 3,222,035  $ 3,481,846  $ 3,735,553  $ 3,811,568
                    --------------------------------------------------
     Total
      earning
      assets        $ 4,369,785  $ 4,835,757  $ 4,818,914  $ 4,690,435

 Allowance
  for loan
  losses               (165,013)    (167,281)    (149,186)    (133,968)
 Other non-
  earning
  assets                463,968      476,026      456,670      470,556
                    --------------------------------------------------
     Total assets   $ 4,668,740  $ 5,144,502  $ 5,126,398  $ 5,027,023
                    ==================================================
 Liabilities
  and Stockholders'
  Equity:

 Non-interest
  bearing
  deposits          $   546,118  $   569,508  $   481,486  $   453,717
 Interest
  bearing
  deposits              896,860      990,234    1,111,332    1,223,287
 Time deposits        1,511,290    1,545,345    1,397,213    1,151,156
                    --------------------------------------------------
     Total bank
      issued
      deposits      $ 2,954,268  $ 3,105,087  $ 2,990,031  $ 2,828,160
                    --------------------------------------------------
 Wholesale
  deposits            1,064,431    1,254,068    1,139,003    1,018,975
 Short-term
  borrowings            132,489      224,225      351,232      446,041
 Long-term
  borrowings            237,713      263,480      353,102      403,632
                    --------------------------------------------------
     Total
      wholesale
      funding       $ 1,434,633  $ 1,741,773  $ 1,843,337  $ 1,868,648
                    --------------------------------------------------
     Total
      interest
      bearing
      liabilities     3,842,783    4,277,352    4,351,882    4,243,091
                    --------------------------------------------------
 Other
  liabilities            60,911       60,569       37,487       44,843
                    --------------------------------------------------
     Total
      liabilities   $ 4,449,812  $ 4,907,429  $ 4,870,855  $ 4,741,651
                    --------------------------------------------------
 Stockholders'
  equity                224,953      236,610      262,464      297,392
 Other
  comprehensive
  (loss) income          (6,025)         463       (6,921)     (12,020)
                    --------------------------------------------------
     Total
      stockholders'
      equity            218,928      237,073      255,543      285,372
                    --------------------------------------------------
     Total
      liabilities &
      stockholders'
      equity        $ 4,668,740  $ 5,144,502  $ 5,126,398  $ 5,027,023
                    ==================================================

 -------------------
 CREDIT QUALITY
 -------------------
 Ending
  allowance
  for loan
  losses            $   162,490  $   161,650  $   165,577  $   136,412
 Net charge-offs         59,414       20,677       33,578       55,908
 Net charge-offs
  to avg loans
  (annualized)             7.32%        2.38%        3.65%        5.84%
 Non-performing
  assets:
   Non-accrual
    loans           $   416,842  $   413,762  $   392,510  $   304,176
   Loans 90 days
    past due &
    still accruing        5,264        1,609        8,784        8,889
   Troubled debt
    restructured
    loans (TDRs)          8,444          748          811           --
                    --------------------------------------------------

     Total
      non-performing
      loans             430,550      416,119      402,105      313,065
   Foreclosed
    real estate          22,650       24,116       14,996       16,899
   Other
    foreclosed
    assets                  311          132          237          224
                    --------------------------------------------------
     Total non-
      performing
      assets        $   453,511  $   440,367  $   417,338  $   330,188
                    ==================================================
 -------------------
 YIELD AND
  RATE
  ANALYSIS
 -------------------

 Assets:

 Investment
  securities (FTE)         2.77%        2.95%        4.47%        4.80%
 Short-term
  investments              0.25%        0.25%        0.23%        1.83%
 Loans held
  for sale                 5.35%        4.44%        4.50%        7.59%
 Loans:
   Commercial              4.62%        4.48%        4.33%        5.01%
   Commercial
    real estate            4.43%        4.71%        4.75%        5.13%
   Residential
    real estate            4.79%        4.92%        5.02%        5.48%
   Consumer                7.84%        7.66%        7.72%        7.92%
                    --------------------------------------------------
     Total
      loans (FTE)          4.85%        4.98%        5.00%        5.42%
                    --------------------------------------------------
     Total interest
      earning
      assets (FTE)         4.17%        4.13%        4.58%        5.29%
                    ==================================================
 Liabilities:
 Interest
  bearing
  deposits                 0.33%        0.37%        0.53%        1.03%
 Time deposits             3.33%        3.38%        3.42%        3.68%
                    --------------------------------------------------
     Total bank
      issued
      deposits             2.21%        2.20%        2.14%        2.31%
                    --------------------------------------------------
 Wholesale
  deposits                 3.91%        3.97%        4.29%        4.58%
 Short-term
  borrowings               0.69%        1.95%        2.52%        3.18%
 Long-term
  borrowings               5.54%        4.98%        4.45%        5.21%
                    --------------------------------------------------
     Total
      wholesale
      funding              3.89%        3.87%        3.98%        4.38%
                    --------------------------------------------------
     Total interest
      bearing
      liabilities          2.84%        2.88%        2.92%        3.22%
                    ==================================================
 Net interest spread       1.33%        1.25%        1.66%        2.07%
 Net interest
  margin (FTE)             1.67%        1.59%        1.94%        2.37%
                    ==================================================

 FTE
  adjustment
  (000's)           $       330  $       435  $       665  $       834

 ($ in 000's)
 ---------------------------------------------------------------------
 AVERAGE BALANCE      3rd Qtr.      3Q/2Q       3Q 09/08     Ending
  SHEET                2008        Inc(Dec)     Inc(Dec)    Balances
 ---------------------------------------------------------------------
 Assets:
 Investment
  securities,
  at cost           $   882,289          (2%)         (8%) $   743,252
 Short-term
  investments            96,027         (45%)        194%      276,211
 Loans held
  for sale                4,523         N/M          N/M        96,120
 Loans:
   Commercial           765,776         (13%)        (23%)     529,606
   Commercial
    real estate       2,234,286          (6%)        (14%)   1,827,791
   Residential
    real estate         445,837          (6%)        (10%)     379,617
   Consumer             361,107          (8%)        (12%)     301,306
                    --------------------------------------------------
     Total loans    $ 3,807,006          (7%)        (15%) $ 3,038,320
                    --------------------------------------------------
     Total earning
      assets        $ 4,789,845         (10%)         (9%) $ 4,153,903

 Allowance for
  loan losses          (123,693)         (1%)         33%     (162,490)
 Other non-earning
  assets                438,972          (3%)          6%      366,106
                    --------------------------------------------------
     Total assets   $ 5,105,124          (9%)         (9%) $ 4,357,519
                    ==================================================
 Liabilities and
  Stockholders'
  Equity:
 Non-interest
  bearing deposits  $   476,378          (4%)         15%  $   535,919
 Interest bearing
  deposits            1,462,149          (9%)        (39%)     859,587
 Time deposits        1,048,560          (2%)         44%    1,498,732
                    --------------------------------------------------
     Total bank
      issued
      deposits      $ 2,987,087          (5%)         (1%) $ 2,894,238
                    --------------------------------------------------
 Wholesale
  deposits              887,366         (15%)         20%      984,672
 Short-term
  borrowings            510,945         (41%)        (74%)     113,837
 Long-term
  borrowings            350,035         (10%)        (32%)     241,695
                    --------------------------------------------------
     Total
      wholesale
      funding       $ 1,748,346         (18%)        (18%) $ 1,340,204
                    --------------------------------------------------
     Total
      interest
      bearing
      liabilities     4,259,055         (10%)        (10%)   3,698,523
                    --------------------------------------------------
 Other
  liabilities            55,456           1%          10%       55,994
                    --------------------------------------------------
     Total
      liabilities   $ 4,790,889          (9%)         (7%) $ 4,290,436
                    --------------------------------------------------
 Stockholders'
  equity                320,549          (5%)        (30%)      72,500
 Other
  comprehensive
  (loss) income          (6,314)        N/M           (5%)      (5,417)
                    --------------------------------------------------
     Total
      stockholders'
      equity            314,235          (8%)        (30%)      67,083
                    --------------------------------------------------
     Total
      liabilities &
      stockholders'
      equity        $ 5,105,124          (9%)         (9%) $ 4,357,519
                    ==================================================
 -------------------
 CREDIT QUALITY
 -------------------
 Ending allowance
  for loan losses   $   134,833           1%          21%
 Net charge-offs         26,757         187%         122%
 Net charge-offs
  to avg loans
  (annualized)            2.80%         208%         161%
 Non-performing
  assets:
   Non-accrual
    loans           $   190,135           1%         119%
   Loans 90 days
    past due &
    still accruing        1,267         227%         N/M
   Troubled debt
    restructured
    loans (TDRs)             --         N/M           0%
                    -------------------------------------
     Total
      non-
      performing
      loans             191,402           3%         125%
   Foreclosed
    real estate          10,224          (6%)        122%
   Other
    foreclosed
    assets                  393         136%         (21%)
                    -------------------------------------
     Total non-
      performing
      assets        $   202,019           3%         124%
                    =====================================

 -------------------
 YIELD AND RATE
  ANALYSIS
 -------------------
 Assets:
 Investment
  securities (FTE)        4.65%
 Short-term
  investments             1.95%
 Loans held
  for sale                6.85%
 Loans:
   Commercial             5.64%
   Commercial
    real estate           5.70%
   Residential
    real estate           5.79%
   Consumer               7.87%
                    -----------
     Total
      loans (FTE)         5.90%
                    -----------
     Total
      interest
      earning
      assets (FTE)        5.60%
                    ===========
 Liabilities:
 Interest bearing
  deposits                1.42%
 Time deposits            3.79%
                    -----------
     Total bank
      issued
      deposits            2.41%
                    -----------
 Wholesale deposits       4.61%
 Short-term
  borrowings              3.25%
 Long-term
  borrowings              5.05%
                    -----------
     Total
      wholesale
      funding             4.30%
                    -----------
     Total
      interest
      bearing
      liabilities         3.19%
                    ===========
 Net
  interest
  spread                  2.41%
 Net
  interest
  margin (FTE)            2.76%
                    ===========

 FTE
  adjustment
  (000's)           $     844

 N/M = not meaningful

CONTACT:  AMCORE Financial, Inc.
          Media Inquiries:
          Katherine Taylor, Investor Relations Manager
            815-961-7164
          Financial Inquiries:
          Judith Carre Sutfin, Executive Vice President and CFO
            815-961-7081